EXHIBIT TO ITEM 77Q

PACIFIC FUNDS

77Q(b):

Copy of Text Described in Item 77D

Resolution 1

RESOLVED, that Van Kampen Asset Management Inc. ("Van Kampen") be, and it hereby is, appointed to serve as Fund Manager for the PF Janus Strategic Value Fund and PF MFS Mid-Cap Growth Fund for the Pacific Funds (the "Trust") under the terms and conditions set forth in the Fund Management Agreement among the Trust, Pacific Life, and Van Kampen in the form presented to the meeting;

Resolution 2

RESOLVED, that the name of the PF Janus Strategic Value Fund managed by Janus Capital Management LLC be changed to the PF Van Kampen Comstock Fund managed by Van Kampen, effective May 1, 2003; and

RESOLUTION 3

WHEREAS, the investment practice of the PF MFS Global Growth Fund currently does not allow the Fund to invest in Brady bonds; reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; and

WHEREAS, MFS, manager of the PF MFS Global Growth Fund desires that the Fund's investment practice be amended effective May 1, 2003, to permit the Fund to invest in (although it is not currently anticipated that they will invest in): Brady bonds; reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the PF MFS Global Growth Fund be, and hereby is, amended to allow the Fund to invest in Brady bonds; reverse repurchase agreements; reset options; yield curve options; and swaps and related derivative instruments.

RESOLUTION 4

WHEREAS, the PF Van Kampen Comstock Fund currently invests without limit in securities of foreign issuers; and

WHEREAS, Van Kampen, manager of the PF Van Kampen Comstock Fund, desires that the Fund's investment practice be amended effective May 1, 2003, to limit the Fund's investment in foreign securities (including emerging markets) to up to 25% of its assets; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the PF Van Kampen Comstock Fund be, and hereby is, amended to limit the Fund's investments in foreign securities (including emerging markets) to 25% of its assets.

RESOLUTION 5

WHEREAS, the investment practice of the PF Van Kampen Comstock Fund currently allows the Fund to invest up to 10% of the market value of its total assets in warrants as set forth by the Pacific Fund's non-fundamental investment restriction; and

WHEREAS, Van Kampen, manager of the PF Van Kampen Comstock Fund desires that effective May 1, 2003, the Fund's investment practice be amended to remove the limitation on investment in warrants; therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the PF Van Kampen Comstock Fund be, and hereby is, amended to remove the limitation of 10% of the market value of its total assets in warrants.

Resolution 6

RESOLVED, that the changes to the investment policies and investment practices of the PF Janus Strategic Value Fund and the PF MFS Mid-Cap Growth Fund presented at the meeting, together with any changes deemed appropriate by the Chairman, President or any Vice President of the Trust that are reflected in the Registration Statement on Form N-1A relating to the Funds filed with the Securities and Exchange Commission, be, and they hereby are, approved.

RESOLUTION 7

WHEREAS, the investment practice of the PF Van Kampen Mid-Cap Growth Fund currently allows the Fund to invest up to 20% of its total assets in foreign securities (including ADRs, EDRs, and GDRs); and

WHEREAS, Van Kampen, manager of the PF Van Kampen Mid-Cap Growth Fund, desires that the Fund's investment practice be amended effective May 1, 2003, to allow the Fund to invest up to 25% of its total assets in foreign securities (including ADRs, EDRs, and GDRs); therefore it is

RESOLVED, that effective May 1, 2003, the investment practice of the PF Van Kampen Mid-Cap Growth Fund be, and hereby is, amended to allow the Fund to invest up to 25% of its total assets in foreign securities (including emerging markets).

RESOLUTION 8

WHEREAS, the investment practice of the PF Van Kampen Mid-Cap Growth Fund currently allows the Fund to invest up to 10% of the market value of its total assets in warrants as set forth by the Pacific Fund's non-fundamental investment restriction; and

WHEREAS, Van Kampen, manager of the PF Van Kampen Mid-Cap Growth Fund desires that effective May 1, 2003, the Fund's investment practice be amended to remove the limitation on investment in warrants; therefore it is

RESOLVED, that the investment practice of the PF Van Kampen Mid-Cap Growth Fund be, and hereby is, amended effective May 1, 2003, to remove the limitation of 10% of the market value of its total assets in warrants.